                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Bowater Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(BOWATER LOGO)

                                                            Bowater Incorporated
                                                          55 East Camperdown Way
                                                            Post Office Box 1028
                                                            Greenville, SC 29602

                                                                  March 20, 2001

Dear Shareholders:

     We cordially invite you to attend the Annual Meeting of Shareholders of Bowater Incorporated, which will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 9, 2001, at 11:00 a.m. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement.

     During the meeting, I will review highlights of the past year and report on Bowater's business operations. Afterwards, you will have an opportunity to ask questions and to confer informally with a number of our directors and officers.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy (or voting instruction card) promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

     Bowater's Annual Report for 2000 is included in this package, and we urge you to read it carefully.

                                      Sincerely yours,

                                      /s/ARNOLD M. NEMIROW

                                      ARNOLD M. NEMIROW
                                      Chairman, President and
                                      Chief Executive Officer

                              BOWATER INCORPORATED

 ------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2001
 ------------------------------------------------------------------------------

     The 2001 Annual Meeting of Shareholders of Bowater Incorporated will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 9, 2001, at 11:00 a.m. for the following purposes:

        (1) To elect three directors, each for a term of three years; and

        (2) To transact any other business that may properly come before the Annual Meeting and any adjournment.

     Holders of common stock and special voting stock of record at the close of business on March 15, 2001, are entitled to notice of and to vote at the Annual Meeting.

                                      By order of the Board of Directors,

                                      /s/ WENDY C. SHIBA

                                      WENDY C. SHIBA

                                      Vice President, Secretary and
                                      Assistant General Counsel

Greenville, South Carolina
March 20, 2001

             SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY
         OR VOTING INSTRUCTION CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                              POST OFFICE BOX 1028
                              GREENVILLE, SC 29602

                        -------------------------------
                                PROXY STATEMENT
                              DATED MARCH 20, 2001
                        -------------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 11:00 A.M. ON MAY 9, 2001
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

     The only securities of Bowater Incorporated eligible to vote at the Annual Meeting are the shares of its Common Stock, par value $1 per share, and a share of special voting stock (issued in connection with Bowater's 1998 acquisition of Avenor Inc.), which Bowater has issued to Montreal Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement. Under the Voting and Exchange Trust Agreement, each holder of Exchangeable Shares (an "Exchangeable Shareholder") issued by Bowater's subsidiary, Bowater Canada Inc., is entitled to instruct the Trustee how the Trustee is to vote at a meeting of the holders of Bowater's Common Stock (the "Common Shareholders"). The Trustee will cast votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and only as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders.

     The Common Shareholders and the Trustee acting for the Exchangeable Shareholders will vote together as a single class on all matters. Proxy cards are enclosed for Common Shareholders and voting instruction cards are enclosed for Exchangeable Shareholders. Execution of the enclosed proxy or voting instruction card will not affect a shareholder's right to attend the Annual Meeting.

     Only holders of record at the close of business on March 15, 2001, will be eligible to vote at the Annual Meeting. On that date, 50,361,846 shares of Common Stock and 1,228,150 Exchangeable Shares entitled to give voting instructions were outstanding. Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting. An Exchangeable Shareholder (other than Bowater or its affiliates) is entitled to give instructions for votes equal to the number of Exchangeable Shares held by him or her. The holders of shares representing one-third of the voting power entitled to vote at the Annual Meeting, present in person or by proxy, are necessary to constitute a quorum. The enclosed form of proxy is solicited on behalf of Bowater and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card or voting instruction card is March 30, 2001.

     Shares of Common Stock represented by proxies in the accompanying form will be voted in accordance with the holder's instructions. If no contrary instruction is indicated, shares represented by the proxies will be voted (1) FOR the election of the three nominees named below to serve as directors for the three-year term indicated; and (2) in the discretion of the proxy holders on any other business that may properly come before the meeting and any adjournment. Should any nominee named for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. Bowater has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

     Aside from the election of three directors, Bowater does not know of any other matters that will be presented at the Annual Meeting; however, if any other matters properly come before the Annual Meeting and any adjournment, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Any Bowater shareholder giving a proxy has the right to revoke it by giving written notice of revocation to Bowater's Secretary at any time before the proxy is voted, or by executing and delivering to Bowater a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No notice of revocation or later-dated proxy, however, will be effective until received by Bowater's Secretary at or prior to the Annual Meeting.

     Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required to act on any other business properly brought before the Annual Meeting and any adjournment. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. As to any other matters submitted for shareholder vote, abstentions have the same effect as a vote against the matter. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal) will have no effect upon the vote on any matter submitted for shareholder vote.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS

     The Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class II directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2004. The terms of the Class III and Class I directors expire in 2002 and 2003, respectively.

     The following information is provided for the three nominees who are the Class II directors, and also for the Class III and Class I directors.

NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS II)

ARNOLD M. NEMIROW                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 57                             BOWATER -- Mr. Nemirow became Chief Executive Officer of
Director since 1994                 Bowater in 1995 and became Chairman in 1996. He has served as President of Bowater since September 1994 and served as
                                    Chief Operating Officer of Bowater from September 1994
                                    through February 1995. Mr. Nemirow was President, Chief
                                    Executive Officer and a director of Wausau Paper Mills
                                    Company, a pulp and paper company, from 1990 through 1994,
                                    Chairman, President, Chief Executive Officer and a director of Nekoosa Papers, Inc., the business papers division of
                                    Great Northern Nekoosa Corporation, from 1988 to 1990, and
                                    Vice President of Great Northern Nekoosa Corporation from
                                    1984 to 1990. Mr. Nemirow also is a director of Alliant
                                    Energy Corporation (formerly Interstate Energy Corporation).

ARTHUR R. SAWCHUK                   CHAIRMAN OF MANULIFE FINANCIAL CORPORATION -- Mr. Sawchuk
Age: 65                             has been Chairman of Manulife Financial Corporation, a
Director since 1998                 financial services company (prior to demutualization in late
                                    1999, The Manufacturers Life Insurance Company), since April
                                    1998. He served as acting President and Chief Executive
                                    Officer of Avenor Inc., a forest products company, from
                                    November 1997 until its acquisition by Bowater in July 1998.
                                    Previously he held various positions with DuPont Canada
                                    Inc., a chemical and plastics company, serving as Executive
                                    Chairman from September 1997 until his retirement in
                                    December 1997, Chairman of the Board from 1995 to 1997, and
                                    President, Chief Executive Officer and a director from 1992 to 1997. Mr. Sawchuk also is a director of Manitoba Telecom
                                    Services Inc. and OntarioPower Generation Inc.

CINDA A. HALLMAN                    SENIOR VICE PRESIDENT, GLOBAL SYSTEMS & PROCESSES OF E.I. DU
Age: 56                             PONT DE NEMOURS AND COMPANY -- Ms. Hallman has served as
Director since November 2000        Senior Vice President, Global Systems & Processes of E.I. du
                                    Pont de Nemours and Company ("DuPont"), a science and
                                    technology company, since March 1998. She served as DuPont's
                                    Senior Vice President of Functioning Effectiveness and
                                    Global Services from 1997 to 1998, and Vice President of
                                    Global Information Systems and Chief Information Officer
                                    from 1992 to 1997. Previously, Ms. Hallman was employed by
                                    Conoco Inc. ("Conoco"), which was acquired by DuPont in
                                    1981. In 1988, she assumed responsibility for consolidating computer applications for DuPont and Conoco. Ms. Hallman
                                    also is a director of Spherion Corporation.

      DIRECTORS WHOSE TERMS END AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)

FRANCIS J. AGUILAR                  PROFESSOR EMERITUS OF HARVARD UNIVERSITY GRADUATE SCHOOL OF
Age: 68                             BUSINESS -- Dr. Aguilar was a faculty member at the Harvard
Director since 1984                 University Graduate School of Business from 1965 to 1995.
                                    Since 1994, he has served as Executive Director of the
                                    Management Education Alliance, a nonprofit educational
                                    corporation. Dr. Aguilar also is a director of Dynamics
                                    Research Corporation and also acts as an independent
                                    business consultant.

JOHN A. ROLLS                       PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THERMION SYSTEMS
Age: 59                             INTERNATIONAL -- Mr. Rolls has served as President and Chief
Director since 1990                 Executive Officer of Thermion Systems International, an
                                    aerospace and industrial heating systems company, since
                                    1996. He was President and Chief Executive Officer of
                                    Deutsche Bank North America, an international banking
                                    company, from 1992 to 1996. Mr. Rolls was Executive Vice
                                    President and Chief Financial Officer of United Technologies
                                    Corporation, a diversified aerospace and industrial products company, from 1986 to 1992. Prior to that he was Senior Vice
                                    President and Chief Financial Officer of RCA Corporation.
                                    Mr. Rolls also is a director of MBIA Inc., Thermion Systems
                                    International and FuelCell Energy, Inc.

KENNETH M. CURTIS                   SENIOR MEMBER OF CURTIS THAXTER STEVENS BRODER & MICOLEAU,
Age: 70                             LIMITED LIABILITY COMPANY, P.A. -- Mr. Curtis was a partner
Director since 1993                 in the Portland, Maine, law firm of Curtis Thaxter Stevens
                                    Broder & Micoleau from 1975 to 1979 and from 1981 to 1995, when the firm became a limited liability company, of which he currently is a member. Mr. Curtis also served as
                                    President of Maine Maritime Academy from 1986 to 1994. He
                                    was Secretary of State of Maine from 1965 to 1966, Governor of Maine from 1967 to 1975 and U.S. Ambassador to Canada
                                    from 1979 to 1981. Mr. Curtis also is a director of Key
                                    Corp.

      DIRECTORS WHOSE TERMS END AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS I)


RICHARD BARTH                       RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 69                             CIBA-GEIGY CORPORATION -- Mr. Barth became Chairman of
Director since 1991                 Ciba-Geigy Corporation, a diversified chemical products
                                    company, in 1990 and served in that capacity until its
                                    merger into Novartis Corporation in 1996. Mr. Barth was
                                    President and Chief Executive Officer of Ciba-Geigy
                                    Corporation from 1986 to 1996, Chief Financial Officer from
                                    1979 to 1986, Secretary from 1974 to 1986, and General
                                    Counsel from 1970 to 1986. Mr. Barth also is a director of
                                    The Bank of New York and Imclone Systems, Inc.

JAMES L. PATE                       CHAIRMAN OF PENNZOIL-QUAKER STATE COMPANY -- Mr. Pate has
Age: 65                             been Chairman of the Board of Pennzoil-Quaker State Company,
Director since 1996                 a consumer products company, since December 1998, and served as Chief Executive Officer from December 1998 to May 2000.
                                    He was Chairman of the Board of Pennzoil Company from 1994 to December 1998, Chief Executive Officer from 1990 to 1998 and President from 1990 to 1997. Mr. Pate also is a director of Crown Cork & Seal Company, Inc.

CHARLES J. HOWARD                   CHAIRMAN OF HOWARD, BARCLAY & ASSOCIATES LTD. -- Mr. Howard
Age: 58                             has been Chairman of Howard, Barclay & Associates Ltd., an
Director since 1997                 investment counseling firm, since 1994. He also has been
                                    President, Chief Executive Officer, a director and the
                                    largest shareholder of Ausnoram Holdings Limited, an
                                    investment holding company with mining, oil and gas
                                    interests, since 1989. Mr. Howard also is a director of
                                    Anderson Exploration Limited, Petromet Resources Limited,
                                    Southern Africa Minerals Corporation and Unicorp Energy
                                    Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board has an Audit Committee consisting of Messrs. Howard, Aguilar and Barth, a Nominating and Governance Committee consisting of Messrs. Barth, Curtis, Rolls and Sawchuk, a Human Resources and Compensation Committee consisting of Messrs. Aguilar, Pate and Sawchuk, a Finance Committee consisting of Messrs. Rolls, Howard and Pate, and an Executive Committee consisting of Messrs. Nemirow and Aguilar and H. David Aycock. Mr. Aycock's term as a director will expire at the Annual Meeting.

     The Audit Committee, which met four times in 2000, reviews the scope and results of Bowater's annual audit, approves the non-audit services rendered by Bowater's independent auditors and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews Bowater's accounting policies and systems of internal controls and internal auditing procedures. For further information concerning the work of the Audit Committee, see "Report of the Audit Committee of the Board of Directors" on page 18 and the Audit Committee Charter attached as Appendix A.

     The Nominating and Governance Committee, which met two times in 2000, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 2002 Annual Meeting should comply with the procedure described under "Proposals by Shareholders." The Committee also serves in an oversight capacity with respect to Bowater's compliance with environmental, health and safety regulations.

     The Human Resources and Compensation Committee, which met four times in 2000, approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants under the plans, reviews programs followed by management in developing executive resources for current and future operations and reviews and approves the compensation of Bowater's executive officers.

     The Finance Committee, which met three times in 2000, reviews and oversees Bowater's financial affairs. The Committee also provides financial oversight and direction of Bowater's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by Bowater under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

     The Executive Committee, which met one time during 2000, meets from time to time to make decisions between meetings of the Board under authority delegated by the Board of Directors.

     The Board of Directors met seven times during 2000.

DIRECTOR COMPENSATION

     Each director who is not an employee of Bowater (an "Outside Director") receives an annual retainer of $35,000, a fee of $1,500 per day for each Board meeting attended and a fee of $1,000 per day for each Board committee meeting attended. Each director is also reimbursed for reasonable expenses incurred in attending meetings. In addition, Outside Directors are eligible to receive awards under the 2000 Stock Option Plan. In January 2001, each Outside Director except Ms. Hallman was granted options with respect to 2,000 shares of Common Stock. Ms. Hallman, who became a director on November 1, 2000, was granted options with respect to 2,333 shares of Common Stock.

     Deferred Compensation Plan for Outside Directors

     The Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Bowater Common Stock account or both accounts, in increments of ten percent, as elected by the director. On the date on which compensation to be deferred would have been payable, participating directors who have elected to allocate all or part of their deferred compensation to their Deferred Plan stock accounts will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that they allocated to their stock accounts. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for Bowater's Salaried Employees' Savings Plan. Outside Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. Participants in the Deferred Plan may elect at the time of deferral to have their Deferred Plan accounts distributed to them in (a) either Common Stock or cash as soon as possible or in a stated number of years after they cease to be Outside Directors or (b) cash in either five or ten installments. All of Bowater's Outside Directors except Messrs. Curtis and Howard and Ms. Hallman have accounts under the Deferred Plan.

     Retirement Plan for Outside Directors

     Bowater also has a Retirement Plan for Outside Directors (the "Outside Directors' Retirement Plan"). All of Bowater's current Outside Directors participate in the Outside Directors' Retirement Plan. The Outside Directors' Retirement Plan provides for normal retirement benefits equal to ten percent of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of Bowater up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted (with Bowater's consent) upon attaining age 55 and completing five years of service. Participants who elect early commencement benefit payments after retirement receive a reduced benefit.

     The Outside Directors' Retirement Plan provides that a participant who was an Outside Director immediately prior to a change in control of Bowater and who is removed from or not renominated to his or her directorship by reason of the change in control is entitled to the early retirement benefits provided by the plan regardless of whether the plan requirements for early retirement have been satisfied. The calculation of these benefits will include fees paid for attending Board and committee meetings for the year preceding the change in control.

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP

     Bowater knows of no person who, or group that, owns beneficially more than 5% of the outstanding voting power as of March 15, 2001, except as follows:

                                                        PERCENT OF OUTSTANDING
                                                           COMMON STOCK AND
                                                         EXCHANGEABLE SHARES
      NAME AND ADDRESS OF        AMOUNT AND NATURE OF      ENTITLED TO GIVE
       BENEFICIAL OWNER          BENEFICIAL OWNERSHIP   VOTING INSTRUCTIONS(1)
      -------------------        --------------------   ----------------------
FMR Corp.(2)                         6,738,987(2)               13.1%
  82 Devonshire Street
  Boston, MA 02109
Lord, Abbett & Co.(3)                3,198,947(3)                6.2%
  90 Hudson Street
  Jersey City, NJ 07302
Franklin Resources, Inc.(4)          3,148,665(4)                6.1%
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Capital Research and Management
  Company(5)                         2,580,000(5)                5.0%
  333 South Hope Street
  Los Angeles, CA 90071

---------------

(1) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 15, 2001.

(2) In an amendment dated February 14, 2001, to Schedule 13G, FMR Corp. ("FMR") reported that it has sole voting power with respect to 758,190 of the shares of Common Stock shown in the table and sole dispositive power with respect to all of the shares shown. The Schedule 13G reported that (a) Edward C. Johnson 3d, the chairman of FMR, shares with FMR dispositive power over all of the shares shown; (b) FMR's wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), which has the same business address as FMR, acts as an investment adviser to various investment companies and, as a result, is the beneficial owner of 5,880,197 shares of Common Stock shown in the table and shares with FMR and Edward C. Johnson 3d the power to dispose of the 5,880,197 shares owned by the investment companies; (c) Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR with the same business address as FMR, beneficially owns 665,300 shares of Common Stock shown in the table as a result of its serving as investment manager of institutional accounts; Fidelity Management shares dispositive power over those shares with FMR and Edward C. Johnson 3d, has sole power to vote or to direct the voting of 564,700 shares of Common Stock and has no power to vote or to direct the voting of 100,600 shares of Common Stock owned by the institutional accounts; and (d) Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, has sole dispositive power with respect to 193,490 shares of Common Stock shown in the table, and has sole power to vote or direct the voting of and to dispose of all of those shares by virtue of providing investment advisory and management services to a number of non-U.S. investment companies and institutional investors.

(3) Lord, Abbett & Co. reported in a Schedule 13G dated January 19, 2001, that it has sole voting and dispositive power with respect to all of the shares shown in the table.

(4) In a Schedule 13G dated January 26, 2001, Franklin Resources, Inc. ("FRI") reported that the securities shown in the table above are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The investment advisory subsidiaries have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owners of the securities shown in the table. Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each owns in excess of 10% of the outstanding common stock of FRI. FRI and the FRI Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G reported that one of the investment adviser subsidiaries, Templeton Global Advisors Limited (for which the business address is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas), has sole voting power and sole dispositive power with respect to 2,956,700 of the shares shown; Franklin Advisers, Inc. (which has the same address as FRI) has sole voting power and sole dispositive power with respect to 165,700 of the shares shown; and Templeton/Franklin Investment Services, Inc. (which has the same address as FRI) has sole voting power and sole dispositive power with respect to 26,265 of the shares shown. Each of FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the beneficial ownership of securities held by any of them or by any persons or entities advised by subsidiaries of FRI.

(5) In an amendment dated February 9, 2001, to Schedule 13G, Capital Research and Management Company ("CRMC") reported that it has sole dispositive power with respect to all of the shares of Common Stock shown in the table. The
    Schedule 13G reported that CRMC serves as an investment advisor to various registered investment companies.

     As of March 15, 2001, ownership of Common Stock and Exchangeable Shares by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of Bowater as a group, was as follows:

                                                                                PERCENT OF OUTSTANDING
                                                                                   COMMON STOCK AND
                                                                                 EXCHANGEABLE SHARES
           NAME OF                                  AMOUNT AND NATURE OF           ENTITLED TO GIVE
           BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)       VOTING INSTRUCTIONS(2)
           ----------------                       ------------------------      ----------------------
           Arnold M. Nemirow                               489,107(3)                *
           Arthur D. Fuller                                149,330(4)                *
           E. Patrick Duffy                                136,513(5)                *
           David G. Maffucci                               107,093(6)                *
           David J. Steuart                                 63,380(7)                *
           Francis J. Aguilar                               27,915(8)                *
           H. David Aycock                                  18,846(9)                *
           Richard Barth                                    15,139(10)               *
           Kenneth M. Curtis                                 5,500(11)               *
           Cinda A. Hallman                                      0                   *
           Charles J. Howard                                12,250(12)               *
           James L. Pate                                     9,396(13)               *
           John A. Rolls                                    18,355(14)               *
           Arthur R. Sawchuk                                 5,413(15)               *
           Directors and executive officers as a
             group (24 persons)                          1,504,929(16)              2.8%

---------------

  * Represents holdings of less than 1% of the outstanding shares of Common Stock or Exchangeable Shares.

 (1) Beneficial ownership consists of shares owned directly or indirectly as well as shares underlying options, warrants or other rights to acquire the shares that are currently exercisable or that will be exercisable on or before May 14, 2001. Units in one or more Common Stock funds of the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") are allocated to the accounts of Bowater's officers who participate in the Savings Plan. These funds hold Common Stock and relatively small amounts of short-term investments. The number of shares of Common Stock shown in the table is an approximation (rounded to the nearest whole number) provided by the Savings Plan administrator in a statement for the period ending December 31, 2000, based on the market value of the applicable units. This table also includes shares of Common Stock (rounded to the nearest whole number) allocated under Bowater's Compensatory Benefits Plan (the "Compensatory Plan") based on a statement for the period ending December 31, 2000. Additional shares of Common Stock may have been allocated to the accounts of participants in the Savings Plan or Compensatory Plan since the date of the last statements from the plan administrators. Participants in the Compensatory Plan have no voting power with respect to share allocations but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from Bowater, death, disability or other termination of employment (if they have three years of service), and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").

 (2) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages of total beneficial ownership have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 15, 2001. In addition, under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of March 15, 2001, upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

 (3) Represents 31,000 shares of Common Stock owned directly, 949 shares of Common Stock owned in the Savings Plan, 3,158 shares of Common Stock allocated under the Compensatory Plan and 454,000 shares of Common Stock that may be acquired under options currently exercisable.

 (4) Represents 10,000 shares of Common Stock owned directly, 2,748 shares of Common Stock owned in the Savings Plan, 1,582 shares of Common Stock allocated under the Compensatory Plan and 135,000 shares of Common Stock that may be acquired under options currently exercisable.

 (5) Represents 7,000 shares of Common Stock owned directly, 762 shares owned in the Savings Plan, 1,251 shares of Common Stock allocated under the Compensatory Plan and 127,500 shares of Common Stock that may be acquired under options currently exercisable.

 (6) Represents 4,669 shares of Common Stock owned directly, 3,573 shares of Common Stock owned in the Savings Plan, 951 shares of Common Stock allocated under the Compensatory Plan and 97,900 shares of Common Stock that may be acquired under options currently exercisable.

 (7) Represents 880 Exchangeable Shares owned directly and 62,500 shares of Common Stock that may be acquired under options currently exercisable.

 (8) Represents 13,497 shares of Common Stock owned directly, 9,918 shares of Common Stock allocated under the Deferred Plan and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

 (9) Represents 500 shares of Common Stock owned directly, 13,846 shares of Common Stock allocated under the Deferred Plan and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

(10) Represents 10,639 shares of Common Stock allocated under the Deferred Plan and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

(11) Represents 1,000 shares of Common Stock owned directly and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

(12) Represents 1,000 shares of Common Stock owned directly, 7,000 shares of Common Stock owned by Ausnoram Holdings Limited, of which Mr. Howard is the President, Chief Executive Officer and largest shareholder and 4,250 shares of Common Stock that may be acquired under options currently exercisable.

(13) Represents 1,000 shares of Common Stock owned directly, 3,896 shares of Common Stock allocated under the Deferred Plan and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

(14) Represents 13,855 shares of Common Stock allocated under the Deferred Plan and 4,500 shares of Common Stock that may be acquired under options currently exercisable.

(15) Represents 1,577 Exchangeable Shares owned directly, 1,336 shares of Common Stock allocated under the Deferred Plan and 2,500 shares of Common Stock that may be acquired under options currently exercisable.

(16) This total represents 83,118 shares of Common Stock and 2,535 Exchangeable Shares owned directly, 34,049 shares of Common Stock allocated under the Savings Plan, 11,086 shares of Common Stock allocated under the Compensatory Plan, 53,491 shares of Common Stock allocated under the Deferred Plan and 1,320,650 shares of Common Stock subject to options currently exercisable. The number of shares allocated to the accounts of certain executive officers under each of the Savings Plan and Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated above.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for Bowater's executive officers. The Committee's goal is to develop and monitor executive compensation programs that are consistent with strategic business objectives and shareholder interests.

     The Committee is composed entirely of independent, nonemployee directors who have not served as officers of Bowater and have no interlocking relationships, as defined by the Securities and Exchange Commission.

KEY ELEMENTS AND POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

     Bowater's basic policy for executive officers is that compensation should vary depending on Bowater's success in the following areas:

     - Performance versus Bowater's financial and strategic objectives, and

     - Creation of shareholder value.

     The key elements of Bowater's 2000 executive compensation program were base salary, the Annual Incentive Plan, the 2000-2002 Long-Term Incentive Plan and stock-based incentive compensation.

     - To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual incentive payouts for executive officers generally were set above the median of comparable executives employed by a number of other companies in the paper and forest products industry (the "Comparable Group"). Actual total compensation depended on Bowater's performance.

     - Competitive market data were provided by an independent compensation consultant. Bowater reviewed the pay practices of Comparable Group companies. The Comparable Group includes many of Bowater's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart below, as well as other paper and forest products companies. The Committee believed this criterion provided reasonable pay comparisons, enabling Bowater to assure that executives were being paid fairly while assuring shareholders and Bowater that executive pay levels were reasonable.

BASE SALARY

     Executive officers' salaries are generally set to place them above median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies. Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and Bowater's profits during the preceding year for officers with corporate-wide responsibilities.

ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan used four performance measures in 2000: return on net assets ("RONA"), return on capital spending, operating unit performance, and sales performance. Each executive's annual incentive award was based on at least three of these measures, each weighted from 20% to 55%, depending on the executive's responsibility and function.

     - RONA was measured at the divisional and corporate levels, with awards based on performance relative to goals established at the beginning of the year. The capital-intensive nature of Bowater's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

     - Return on capital spending targets were set at the divisional level to reflect Bowater's priority to spend capital dollars on the highest return capital projects. Consolidated results were used for corporate employees.

     - Operating unit performance goals were established to reflect Bowater's desire to improve performance in one or more of the areas of safety, productivity, quality, cost reduction and operating income. These goals mirror the performance criteria established for Bowater's gainsharing programs, which generally apply to employees not in the Annual Incentive Plan.

     - Sales performance goals were established to reflect Bowater's focus on improving operating efficiencies through optimizing product mix and reducing sales and distribution costs for both Bowater and its customers.

     Bowater's performance during 2000 resulted in annual incentive awards ranging from 128% to 163% of target levels.

LONG-TERM INCENTIVE PLAN ("LTIP")

     The 1997-1999 LTIP was designed to link rewards paid to key executives with Bowater's performance during the 1997-1999 period. All executive officers participated in the 1997-1999 LTIP. Payouts under the 1997-1999 LTIP depended upon Bowater's average RONA as compared to the RONA of a group of designated peer companies and upon the average daily closing price of the Common Stock for each year covered by the plan. No payout could be made under the 1997-1999 LTIP unless Bowater's average RONA exceeded the average RONA of the peer group companies. No payments were made under the terms of the 1997-1999 LTIP due primarily to the operating results of Great Northern Paper, Inc., which Bowater sold in August 1999.

     In November 1999, the Board of Directors approved a new 2000-2002 LTIP designed to link rewards of key executives with Bowater's Common Stock performance. The three-year plan rewards executives based on total shareholder return for the period from January 1, 2000, through December 31, 2002, relative to a peer group. It also permits an additional payment to be made at the discretion of the Board of Directors based on its evaluation of Bowater's strategic progress. The maximum total payment from both portions is 250 percent of a participant's salary on December 31, 2002. All executive officers participate in the 2000-2002 LTIP.

STOCK OPTIONS

     Stock options continue to play an important role in linking executives' compensation to Bowater's Common Stock performance, and thus to the interests of shareholders. The number of options granted to each executive officer is based on the executive's position rank. In 2000 stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the options have value to the option holder only if the stock price appreciates.

     The Committee believes this design focuses executives on the creation of shareholder wealth over the long term.

EQUITY PARTICIPATION RIGHTS

     In May 2000, the independent directors determined that strategic accomplishments made by Bowater, combined with the substantial increase in value to Bowater's shareholders relative to its peer group and the S&P 500, merited an award of additional compensation to provide continuing incentive to Bowater's senior management. Equity Participation Rights were chosen because they provide the recipient incentive compensation tied to the performance of Bowater's Common Stock, thereby aligning the interest of the recipient with Bowater's shareholders. Equity Participation Rights were awarded to members of senior management, including all executive officers, in amounts based on their relative position rank. The reference price for the Equity Participation Right grants was set at the fair market value of the Common Stock on the date of grant so that the grants would have value only if the stock price appreciates.

POLICY WITH RESPECT TO CORPORATE TAX DEDUCTION LIMIT

     In order to maintain flexibility to attract and retain qualified executives, the Committee may allow for compensation that is not deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Bowater paid certain non-deductible compensation to Mr. Nemirow in 2000, the impact of which was not material to Bowater.

COMPENSATION OF THE CEO DURING 2000

     The Committee annually reviews Mr. Nemirow's salary level and considers such factors as individual performance and contribution to Bowater's success when contemplating future salary adjustments. Mr. Nemirow's 2000 salary was determined on the same basis as the base salaries for all executive officers, as described above. Mr. Nemirow's 2000 payout under the Annual Incentive Plan was based on the measures described above, weighted as follows: RONA -- 50%, Return on Capital Spending -- 25%, and Operating Unit Performance -- 25%. In addition, stock options for 100,000 shares of Common Stock were granted to Mr. Nemirow in 2000, as well as Equity Participation Rights relating to 117,000 shares of Common Stock. These options and Equity Participation Rights have terms identical to, and were determined on the same basis as, those of all executive officers as described above.

     All members of the Human Resources and Compensation Committee concur in this report.

Francis J. Aguilar (Chairman)
James L. Pate
Arthur R. Sawchuk

                            TOTAL SHAREHOLDER RETURN
            BOWATER VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1995-2000

     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1995.

                              [PERFORMANCE GRAPH]

                                                                                                        DOW JONES PAPER PRODUCTS
                                                  BOWATER INCORPORATED              S&P 500                     GROUP*
                                                  --------------------              -------             ------------------------
12/95                                                   $100.00                     $100.00                     $100.00
12/96                                                   $108.26                     $122.95                     $105.62
12/97                                                   $130.16                     $163.96                     $113.99
12/98                                                   $123.60                     $210.81                     $119.45
12/99                                                   $164.74                     $255.16                     $159.68
12/00                                                   $173.77                     $231.93                     $125.80

       * Companies include: Boise Cascade Corporation, Bowater
         Incorporated, Caraustar Industries, Inc., International Paper Company, The Mead Corporation, Pope & Talbot, Inc.,
         Wausau-Mosinee Paper Corporation, and Westvaco Corporation.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation paid by Bowater and its subsidiaries during the last three fiscal years ended December 31, 2000, to the Chief Executive Officer and to each of the four executive officers other than the Chief Executive Officer with the highest salaries and bonuses during fiscal year 2000 (these officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to Bowater and its subsidiaries during these fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                                         AWARDS
                                                       ANNUAL COMPENSATION            ------------
                                              -------------------------------------    SECURITIES
              NAME AND                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
         PRINCIPAL POSITION                    SALARY         BONUS    COMPENSATION   OPTIONS/SARS   COMPENSATION
             DURING 2000               YEAR      ($)           ($)        ($)(1)          (#)            ($)
         ------------------            ----   ---------      -------   ------------   ------------   ------------
Arnold M. Nemirow                      2000     860,000      750,298          --        217,000          43,982(2)
  Chairman, President and              1999     800,000      559,232          --        101,000          33,720
  Chief Executive Officer              1998     700,000      461,160          --         50,000          42,114
Arthur D. Fuller                       2000     450,000      350,834          --         89,100          25,489(3)
  Executive Vice President and         1999     427,345(3)   354,551          --         36,000          18,356
  President - Newsprint Division       1998     388,765(3)   224,404          --         25,000          21,568
E. Patrick Duffy                       2000     407,115(4)   311,000          --         68,800          22,726(4)
  Senior Vice President and            1999     376,535(4)   260,665          --         26,000          16,680
  President - Coated Paper Division    1998     345,960(4)   181,152          --         20,000          18,641
David G. Maffucci                      2000     375,000      240,563          --         68,800          21,631(5)
  Senior Vice President and            1999     356,055(5)   209,900          --         26,000          16,550
  Chief Financial Officer              1998     320,285(5)   153,348          --         20,000          18,159
David J. Steuart(6)                    2000     315,662(6)   256,203          --         43,700          16,769(6)
  Vice President and                   1999     290,197(6)   139,315          --         26,000           3,217
  President - Pulp Division            1998     100,699(6)    50,709          --         25,000               0

---------------

(1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of any Named Executive Officer for the years shown.

(2) Amounts included under "All Other Compensation" for Mr. Nemirow for 2000 consist of Bowater contributions of $2,800 under the Savings Plan and $41,182 under the Compensatory Plan.

(3) Amounts included under "All Other Compensation" for Mr. Fuller for 2000 consist of Bowater contributions of $2,800 under the Savings Plan and $22,689 under the Compensatory Plan. Amounts included under "Salary" for 1999 include $7,345 from the sale of earned vacation days back to Bowater. Amounts included under "Salary" for 1998 include $6,765 from the sale of earned vacation days back to Bowater.

(4) Amounts included under "Salary" for Mr. Duffy for 2000 include $7,115 from the sale of earned vacation days back to Bowater. Amounts included under "All Other Compensation" for 2000 consist of Bowater contributions of $2,800 under the Savings Plan and $19,926 under the Compensatory Plan. Amounts included under "Salary" for 1999 include $6,535 from the sale of earned vacation days back to Bowater. Amounts included under "Salary" for 1998 include $5,960 from the sale of earned vacation days back to Bowater.

(5) Amounts included under "All Other Compensation" for Mr. Maffucci for 2000 consist of Bowater contributions of $2,800 under the Savings Plan and $18,831 under the Compensatory Plan. Amounts included under "Salary" for 1999 include $6,055 from the sale of earned vacation days back to Bowater. Amounts included under "Salary" for 1998 include $5,285 from the sale of earned vacation days back to Bowater.

(6) All amounts listed for Mr. Steuart other than bonus amounts have been converted from Canadian dollars to U.S. dollars using an average of the daily Canadian dollar to U.S. dollar exchange rate published by the Bank of Canada for the relevant year. Bonus amounts for Mr. Steuart have been converted from Canadian dollars to U.S.

    dollars using the exchange rate published by the Bank of Canada for January 31 of the year following the year the bonus was made. Amounts included under "Salary" for 2000 include $4,040 from a "flexible spending allocation" to additional employment income. Amounts included under "All Other Compensation" for 2000 consist of Bowater contributions of $16,769 under the Bowater Canada Employee Savings Plan. Amounts included under "Salary" for 1999 include $4,375 from a "flexible spending allocation" to additional employment income. Mr. Steuart joined Bowater in July 1998. Amounts included under "Salary" for 1998 include $1,911 from "flexible spending allocation" to additional employment income.

STOCK OPTIONS

     The following table sets forth information regarding options and stock appreciation rights ("SARs") granted with respect to Common Stock made by Bowater to the Named Executive Officers during 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                              % OF TOTAL
                               NUMBER OF       OPTIONS/
                              SECURITIES        SARS(1)
                              UNDERLYING      GRANTED TO                                   GRANT DATE
                            OPTIONS/SARS(1)    EMPLOYEES    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
           NAME               GRANTED(#)        IN 2000         ($/SH)        DATE(2)        ($)(3)
           ----             ---------------   -----------   --------------   ----------   -------------
Arnold M. Nemirow              100,000(4)         6.53          48.00        1/25/2010      1,751,000
                               117,000(5)         7.64          54.84        5/10/2010      2,379,780
Arthur D. Fuller                35,000(4)         2.29          48.00        1/25/2010        612,850
                                54,100(5)         3.53          54.84        5/10/2010      1,100,394
E. Patrick Duffy                30,000(4)         1.96          48.00        1/25/2010        525,300
                                38,800(5)         2.54          54.84        5/10/2010        789,192
David G. Maffucci               30,000(4)         1.96          48.00        1/25/2010        525,300
                                38,800(5)         2.54          54.84        5/10/2010        789,192
David J. Steuart                25,000(4)         1.63          48.00        1/25/2010        437,750
                                18,700(5)         1.22          54.84        5/10/2010        380,358

---------------

(1) SARs consist of equity participation rights ("EPRs") under Bowater's Equity Participation Rights Plan.

(2) The plans under which the options were granted and the option agreements set forth certain earlier expiration dates.

(3) The present values of these options were calculated using the Black-Scholes option pricing model and assuming volatility of 32%, a risk free return rate of 6.72%, dividends at the rate of $.80 per share and an average expected option life of 5.70 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(4) Options with respect to 50% of the covered shares of Common Stock became exercisable on January 25, 2001, and options with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 25, 2002, if certain conditions are met. In addition, the stock option plan under which the options were granted provides that the exercisability date is accelerated and Bowater is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan.

(5) EPRs with respect to 50% of the covered shares of Common Stock will become exercisable on May 10, 2001, and EPRs with respect to the remaining 50% of the shares of Common Stock will become exercisable on May 10, 2002. The plan under which the EPRs were granted provides that the exercisability date is accelerated and Bowater is required to pay a defined acceleration price upon the occurrence of a change in control event as defined in the plan.

OPTION EXERCISES

     The following table sets forth information concerning options exercised by Named Executive Officers and the value at December 31, 2000 of SARs and unexercised options held by the Named Executive Officers to purchase Bowater's Common Stock.

                      AGGREGATED OPTION EXERCISES IN 2000
                      AND 2000 YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING              VALUE OF UNEXERCISED
                                                                     UNEXERCISED                 IN-THE-MONEY
                                   SHARES                          OPTIONS/SARS AT              OPTIONS/SARS AT
                                  ACQUIRED         VALUE            12/31/2000(#)              12/31/2000($)(1)
                                ON EXERCISE      REALIZED     -------------------------    -------------------------
            NAME                    (#)             ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----               --------------    ---------    -------------------------    -------------------------
Arnold M. Nemirow                  70,000        1,831,771         355,000/267,000            7,436,943/1,784,283
Arthur D. Fuller                        0                0         101,000/106,600              1,646,642/644,684
E. Patrick Duffy                        0                0          101,000/81,300              1,722,267/502,605
David G. Maffucci                  11,000          334,800           73,500/81,300              1,076,517/502,605
David J. Steuart                        0                0           38,500/56,200                492,767/429,876

---------------

(1) Based on the difference between the option exercise price and the closing price of Bowater's Common Stock on the New York Stock Exchange on December 29, 2000, of $56.375.

STOCK RETENTION PROGRAM

     Bowater has established stock ownership guidelines for directors and senior executives as a way to better align their financial interests with those of shareholders. These individuals are expected to make continuing progress toward compliance with the guidelines and to comply fully by the later of February 1, 2002, or a date three to four years after the executive's employment with Bowater or promotion to a covered position, or the director's election to the Board. Executives subject to the guidelines are required, as a condition of eligibility for future bonus payments, to own stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the chief executive officer, two for executive and senior vice presidents and certain vice presidents and one-half to one for certain corporate vice presidents, divisional vice presidents and others, depending on their respective position ranks. In addition, directors are expected to own stock as determined under the guidelines with a value equal to three times their annual retainers. Up to one-half of the ownership requirement must be satisfied through Common Stock or Exchangeable Shares owned outright or through Bowater benefit plans; the remainder may be met through vested stock options or vested equity participation rights.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either Bowater or the Executive. In the event of a Change in Control, as defined in the CIC Agreements described below, the term of the Agreements continues for not less than three years unless the Executive terminates his employment for other than Good Reason (also as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in Bowater's various bonus and benefit plans as in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or Cause (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or that has a material adverse effect on Bowater or on the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and annual incentive awards, plus a prorated annual incentive award for the year of termination. Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under Bowater's benefits plans, he will receive credit for continuous employment at an accelerated rate.

     Mr. Steuart previously served as President of the Pulp Group of Avenor Inc. When Bowater acquired Avenor, Mr. Steuart executed an agreement with Bowater in which he agreed to relinquish his rights under various Avenor employment and change in control agreements (including the potential right to receive estimated payments exceeding Can$2 million due to him upon the change in control of Avenor) and to accept in lieu thereof (a) payment of a lump sum of Can$2 million plus accrued interest upon termination of his employment with Bowater, (b) an employment agreement on the same terms contained in the agreements described above retaining him to serve as President of Bowater's Pulp Division and (c) a change in control agreement on the same terms as were available to other Bowater executives.

     Each Executive also is a party to a change in control agreement with Bowater (collectively, the "CIC Agreements"). The CIC Agreements continue until an Executive's employment is terminated and all obligations thereunder (if any) have been satisfied. Following a Change in Control of Bowater, if an Executive's employment is terminated within 36 months (except for a termination due to death, disability, or for Cause (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon Bowater)), or if the Executive elects to terminate his employment either (a) for Good Reason as defined below or (b) during a thirty-day period after the first anniversary of the Change in Control, the Executive will receive his accrued salary, a prorated annual incentive award and all benefits under Bowater's benefit plans and policies to which he is entitled through his date of termination.

     In addition, the Executive will receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to the sum of: (a) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control; (b) three times the highest possible annual incentive award that could have been awarded to the Executive under the annual incentive plan in effect when the Executive is terminated, or, if higher, during the year of the Change in Control; (c) three times the largest annual contribution that could have been made by Bowater to its savings plans on the Executive's behalf for the year in which the Executive is terminated or, if higher, for the year of the Change in Control; (d) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control (as compensation for certain other benefits lost as a result of the termination of employment); (e) an amount equal to the present value of the additional retirement benefits the Executive would have earned for the three years following the Executive's termination date; and (f) retiree health care and life insurance coverage on substantially the same terms as would have been provided to Executive retirees as of the date of the Change in Control. If an Executive's employment is terminated within 36 months following a Change in Control due to death, disability, or for Cause (as defined above), the Executive will receive his accrued compensation and all benefits to which he is entitled through the date of termination, and, if the termination is not due to Cause, a prorated annual incentive award.

     The CIC Agreements define a Change in Control as occurring if: (a) any person becomes beneficial owner of an amount of Bowater stock representing 20% or more of the combined voting power of Bowater's then outstanding voting securities, unless the Board has approved the acquisition of up to 50% of these securities or the person has filed a Schedule 13G indicating the person's intent to hold the securities for investment; (b) less than 50% of the total membership of the Board are continuing directors (as defined in the CIC Agreements); or (c) Bowater's shareholders approve a merger or consolidation of Bowater, or reorganization of Bowater or an agreement for the sale or other disposition of substantially all of Bowater's assets unless at least 50% of the voting power of the resulting entity is still owned by previous Bowater shareholders or at least 50% of the board of directors of the resulting entity are previous Bowater directors.

     The CIC Agreements define Good Reason as: (a) an adverse change in the Executive's status, title, position or responsibilities (including a change in reporting relationships) as in effect within 180 days prior to the Change in Control or any time thereafter; the assignment to the Executive of any duties or responsibilities that, in the Executive's reasonable judgment, are inconsistent with the Executive's status, title, position or responsibilities as in effect at any time within 180 days preceding the date of a Change in Control or any time thereafter; or any removal of the Executive from or failure to reappoint or reelect the Executive to any office or position held prior to the Change in Control, except in connection with the termination of the Executive's employment due to death, disability, or for Cause (as defined above), or by the Executive other than for Good Reason; or (b) failure to pay or provide the Executive the salary and benefits, in the aggregate, at least comparable to those to which he was entitled within 180 days preceding the Change in Control; or (c) the reduction of the Executive's salary as in effect on the date of the Change in Control or any time thereafter; or (d) Bowater's failure to obtain from any successor its assumption of the CIC Agreement; or (e) the relocation of the Executive's principal office to a location more than 35 miles from its location immediately prior to the Change in Control or a substantial increase in the Executive's travel obligations following the Change in Control.

     The CIC Agreements also generally provide a terminated Executive with (a) either a cash payment of $20,000 or outplacement assistance, (b) a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments" and (c) the right to receive a lump sum payment equal to the present value of any non-statutory retirement benefits to which the Executive is entitled. A terminated Executive will also be entitled to be paid or reimbursed for all costs incurred (or to be incurred) (x) in connection with confirming the Executive's rights to and amounts of payments due under the Change in Control Agreement, (y) to dispute or contest any termination of the Executive's employment following a Change in Control or to enforce the terms of the Change in Control Agreement, or (z) in connection with any audit relating to any payment or benefit provided under the Change in Control Agreement.

RETIREMENT BENEFITS

     Named Executive Officers Resident in the United States

     The following table shows the total estimated annual pension benefits payable to the Named Executive Officers residing in the United States under Bowater's qualified, nonqualified benefits restoration and nonqualified supplemental U.S. retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to the Named Executive Officers are not reduced by any offset for Social Security benefits.

             COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

  FINAL
 AVERAGE     5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 OR MORE
EARNINGS*    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    YEARS SERVICE
----------   --------   --------   --------   --------   --------   -------------
$  450,000   $ 56,250   $112,500   $168,750   $225,000   $247,500     $270,000
   500,000     62,500    125,000    187,500    250,000    275,000      300,000
   550,000     68,750    137,500    206,250    275,000    302,500      330,000
   600,000     75,000    150,000    225,000    300,000    330,000      360,000
   650,000     81,250    162,500    243,750    325,000    357,500      390,000
 1,200,000    150,000    300,000    450,000    600,000    660,000      720,000
 1,300,000    162,500    325,000    487,500    650,000    715,000      780,000

---------------

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.

     Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the two preceding plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The Supplemental Plan also provides that benefits payable to a participant who retires before age 60 are subject to a reduction of .5% for each full month of retirement before age 60. The two other plans described above provide that in the event of a change in control, each participant in the plans will become 100% vested in his accrued benefits. This table assumes retirement in 2000 with payments beginning at age
65. At that time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service: Mr. Nemirow, $1,282,420, 12.7 years (Mr. Nemirow received additional years of service after his fifth year employment anniversary under the terms of his employment agreement); Mr. Fuller, $652,734, 5.9 years; Mr. Duffy, $569,679, 5.8 years; and Mr. Maffucci, $496,643, 23.5 years.

     Named Executive Officer Resident in Canada

     Mr. Steuart resides in Canada and will receive retirement benefits from certain of the Bowater Pulp and Paper Canada Inc. ("BPPCI") retirement plans. He is covered by the BPPCI Employees' Retirement Plan (1988), which is applicable to BPPCI salaried employees at specific locations, is registered with the applicable governmental authorities for income tax purposes and provides benefits based on years of service with BPPCI and earnings. He is also covered by the BPPCI Senior Executive Retirement Plan (the "SERP").

     The SERP provides participants with supplementary retirement benefits determined as the excess of (a) the amount of pension calculated in accordance with the provisions of the SERP over (b) the amount of pension payable from the registered plan in which the executive participates. The SERP benefits are computed as the sum of the products of two formulas: one applicable to years of service with BPPCI, and the other applicable to certain years of service with prior employers recognized under the SERP.

     The first formula is 2% per year of service with BPPCI multiplied by final average pay, which is defined as the average base salary (shown under the salary heading in the Summary Compensation Table) for the 36 months preceding retirement plus 50% of the average incentive target. The incentive component represents 18% of earnings for service before 1999 and 22.67% of earnings for service after 1998. The second formula is 1.6% per year of recognized service with prior employers multiplied by final average pay, as defined in the previous formula.

     The following tables show the estimated annual pension benefits payable to Mr. Steuart upon retirement at age 65 under the registered plan and the SERP based on the two SERP formulas. Benefits are payable on a joint and 60% survivor basis if the executive has an eligible spouse at retirement, and otherwise for life with a 10-year guarantee. Both tables assume retirement on December 31, 2000, with payments beginning at age 65. The first table shows the benefits payable for service with BPPCI and the second table shows the benefits payable for recognized service with prior employers. The benefits will not be reduced by any offset for government payments.

                   YEARS OF SERVICE WITH BPPCI
                   ----------------------------
FINAL AVERAGE PAY     5        10         15
      (US$)         (US$)     (US$)     (US$)
-----------------  -------   -------   --------
     300,000       30,000    60,000     90,000
     350,000       35,000    70,000    105,000

     Mr. Steuart earned 7.33 years of service with BPPCI; his final average pay is $324,577 (Can$486,152) for years of service before 1999, and $337,412 (Can$505,377) for years of service after 1998. Both average pay amounts have been converted from Canadian dollars to U.S. dollars using the exchange rate published by the Bank of Canada for January 31, 2001.

                   YEARS OF RECOGNIZED SERVICE WITH PRIOR
                                  EMPLOYERS
                   ---------------------------------------
FINAL AVERAGE PAY          20                   25
      (US$)              (US$)                (US$)
-----------------  ------------------   ------------------
     300,000             96,000              120,000
     350,000            112,000              140,000

     As of December 31, 2000, Mr. Steuart earned 23.67 years of service with prior employers for which he receives credit under the SERP. The final average pay used to compute his benefits attributable to those years of service is $324,577 (Can$486,152), converted from Canadian dollars to U.S. dollars using the exchange rate published by the Bank of Canada for January 31, 2001. The SERP provides that benefits payable to a participant who retires before age 60 are subject to a reduction of .5% for each full month of retirement before age 60. There are no change-in-control provisions in the SERP.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3, 4 and 5 and amendments to these forms furnished to Bowater during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, Bowater believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                           RELATED PARTY TRANSACTIONS

     Fidelity Management Trust Company ("Fidelity Management"), under a trust agreement dated July 1, 1994 (the "Fidelity Agreement"), by and between Bowater and Fidelity Management, provides trustee services to qualified retirement plans maintained by Bowater and its subsidiaries. In addition, Fidelity Institutional Retirement Services

Company ("FIRSCO"), a company affiliated with Fidelity Management, provides administrative recordkeeping services to the plans also in accordance with the terms of the Fidelity Agreement. Fidelity Management and FIRSCO are subsidiaries of FMR Corp. During 2000, these entities received approximately $410,000 as a result of the relationship with Bowater. Bowater expects that similar amounts will be received in the future. FMR Corp. has reported in a Schedule 13G that it had sole dispositive power with respect to 6,738,987 shares of Common Stock at December 31, 2000, and sole voting power with respect to 758,190 of these shares and that Fidelity Management beneficially owned 665,300 of these shares of Common Stock as a result of its serving as an investment manager of institutional accounts. Bowater believes that its arrangements with these entities are on terms as favorable as could be obtained from a non-shareholder.

     THE FOLLOWING REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND IS NOT CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY BOWATER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UNLESS WE EXPRESSLY STATE OTHERWISE.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Board of Directors has adopted a written charter for the Audit Committee (the "Committee"), a copy of which attached to this proxy statement as Appendix A. The Committee is comprised of three non-employee directors, all of whom are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     In carrying out its responsibilities, the Committee has:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2000, with Bowater's management and the independent auditors.

     - Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees.

     - Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with the auditors their independence from Bowater and its management.

     Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in Bowater's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     All members of the Audit Committee concur in this report.

Charles J. Howard (Chairman)
Francis J. Aguilar
Richard Barth

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG LLP as independent auditors for Bowater to audit its consolidated financial statements for the year ended December 31, 2001. KPMG LLP currently serves Bowater and its subsidiaries as independent auditors and from time to time advises Bowater on tax and other matters. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of Bowater's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in Bowater's Forms 10-Q for that fiscal year were $1.0 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed for all professional services rendered by KPMG LLP for the most recent fiscal year other than those described in the prior two paragraphs were approximately $.8 million (principally for tax services, employee benefit plans and acquisition due diligence services). The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence.

                           PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 2002 should submit his or her proposal on or before November 20, 2001, to Bowater's Secretary, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. With respect to a shareholder proposal for the 2002 Annual Meeting that is not intended to be included in the proxy materials relating to the meeting, Bowater must receive the proposal by the earlier of January 9, 2002, or 10 days after notice or public disclosure of the annual meeting is made or given to shareholders. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

     Bowater's Bylaws require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to Bowater's Secretary no later than: (a) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be received by Bowater's Secretary by the earlier of: (y) 120 days prior to the anniversary date of the immediately preceding annual meeting; or (z) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request to Bowater's Secretary at the address indicated above.

                            EXPENSES OF SOLICITATION

     Bowater will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of Bowater's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph or oral communication. Morrow & Co., Inc. has been retained to assist in soliciting proxies for a fee of $7,000, plus expenses. Bowater has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Bowater Common Stock and Exchangeable Shares, and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                             FINANCIAL INFORMATION

     BOWATER'S 2000 ANNUAL REPORT IS ENCLOSED. BOWATER WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 15, 2001, WHO SO REQUESTS IN WRITING, A COPY OF THE 2000 ANNUAL REPORT OR BOWATER'S 2000 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO BOWATER, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                      By order of the Board of Directors,

                                      /s/ WENDY C. SHIBA
                                      WENDY C. SHIBA

                                      Vice President, Secretary and
                                      Assistant General Counsel

March 20, 2001

                                                                      APPENDIX A

                              BOWATER INCORPORATED

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

                                    PURPOSE

     The Audit Committee and its Chair are appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of Bowater's financial reporting process and systems of internal controls.

     - Monitor the independence and performance of Bowater's independent and internal auditors. Bowater's independent auditors are ultimately accountable to the Board of Directors, and the Audit Committee, which have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

     - Provide an open avenue of communication among the Board of Directors, management, independent auditors and internal auditors.

     While the Audit Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Bowater's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

                            COMPOSITION AND MEETINGS

     The Audit Committee is composed of at least three directors, each of whom is an independent director, free from any relationship that could interfere with the exercise of his or her independence from management and Bowater, and satisfies the requirements of the New York Stock Exchange concerning membership. All members of the Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements. At least one member of the Committee has accounting or related financial management expertise.

     The Committee has four regularly scheduled meetings annually and meets more frequently if circumstances dictate. The Committee maintains minutes of all meetings and reports, through its Chair, to the Board of Directors on significant aspects of its activities. The Committee meets at least annually, in separate executive sessions, with management, the internal auditors and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed. In addition, the Committee meets with management and the independent auditors quarterly to review Bowater's financial statements and significant findings based upon the auditors' limited review procedures.

                          DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities, the Committee will:

REVIEW PROCEDURES

     - Review and reassess the adequacy of this Charter annually. Submit the charter to the Board of Directors for approval and have it published in Bowater's proxy statement as required by the Securities and Exchange Commission (SEC).

     - In consultation with management, independent auditors and internal auditors, consider the integrity of the Bowater's financial reporting processes and controls. Discuss significant financial risk exposures, if any, and the steps management has taken to monitor, control and report any such exposures. Review significant findings prepared by the independent auditors and internal auditors, together with management's responses.

     - Review with financial management and the independent auditors Bowater's quarterly financial statements prior to filing with the SEC. Discuss any significant changes to Bowater's accounting policies and any items required to be communicated by the independent auditors in accordance with American Institute of Certified Public Accountants, Statement on Auditing Standards 61, as amended (SAS 61).

     - Review Bowater's annual audited financial statements prior to filing with the SEC. Discuss with management and the independent auditors any significant issues regarding accounting policies, practices, judgments and disclosure.

     - Prepare a report to be included in Bowater's annual proxy statement that discloses the Committee's review of the audited financial statements, the required discussions (SAS 61) with the independent auditors, whether the Committee has recommended to the Board of Directors that the financial statements be included in Bowater's Annual Report on Form 10-K, and any other matters required by the SEC.

INDEPENDENT AUDITORS

     - Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or any discharge of auditors when circumstances warrant.

     - Approve the fees and other significant compensation to be paid to the independent auditors.

     - Require the independent auditors to submit annually to the Audit Committee a formal written statement, delineating all relationships between the independent auditors and Bowater in accordance with Independence Standards Board (ISB) No. 1. Actively engage in a dialogue with the independent auditors about any relationships or services that could impact their objectivity and independence. Recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

     - Review the independent auditors' audit plan and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

     - Discuss the results of the audit with the independent auditors. Discuss matters required to be communicated to audit committees in accordance with SAS 61.

     - Consider the independent auditors' judgments about the quality and appropriateness of the Bowater's accounting policies as applied in its financial reporting.

INTERNAL AUDIT DEPARTMENT

     - Review the budget, plan, changes in the plan, activities, organizational structure and qualifications of the internal auditors.

     - Review the appointment, performance and replacement of the senior internal audit executive or service provider.

     - Review significant observations and recommendations made by the internal auditors, together with management's response and follow-up to these reports.

LEGAL COMPLIANCE

     - Review, with Bowater's General Counsel, any legal matter that could have a material impact on Bowater's financial statements.

                                      ADOPTED BY THE BOARD OF DIRECTORS
                                      MAY 12, 2000

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 (BOWATER LOGO)

                                 DATE AND TIME
                             WEDNESDAY, MAY 9, 2001
                                 AT 11:00 A.M.

                                     PLACE
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

       ------------------------------------------------------------------

               PLEASE SIGN YOUR PROXY OR VOTING INSTRUCTION CARD
              AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
       ------------------------------------------------------------------

                                   P R O X Y

                              BOWATER INCORPORATED


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 9, 2001

The undersigned appoints David G. Maffucci and Wendy C. Shiba, or any one of them, each with full power of substitution, as proxies for the undersigned, to vote all of the shares of common stock of Bowater Incorporated held of record by the undersigned on March 15, 2001, at the annual meeting of shareholders to be held May 9, 2001, and any adjournment and, in their discretion, to vote upon any other business that may properly come before the annual meeting and any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1, AND PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT.

                                                                SEE REVERSE SIDE

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. ELECTION OF DIRECTORS                                  2. At their discretion upon such other business that may properly come before the annual meeting and any adjournment.

 FOR     [X]               WITHHOLD     [X]              EXCEPTIONS*    [X]
 ALL NOMINEES              AUTHORITY (To Vote            (As Indicated to the
 LISTED BELOW              for all nominees              contrary below)
                           listed below)

Arnold M. Nemirow, Arthur R. Sawchuk, Cinda A. Hallman

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

 *Exceptions ..............................................................
 ..........................................................................


DATED: ________________________________________________________________, 2001
                         (PLEASE BE SURE TO INSERT DATE)

-----------------------------------------------------------------------------
                                   (SIGNATURE)

-----------------------------------------------------------------------------
                           (SIGNATURE IF HELD JOINTLY)

(Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)
VOTE MUST BE INDICATED BY           [X]
"X" IN BLACK OR BLUE INK.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.